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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors
SCM Microsystems, Inc.:

     The audits referred to in our report dated February 13, 1998, included the related financial statement schedule as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, included in the Annual Report on Form 10-K of SCM Microsystems, Inc. for year ended December 31, 1997. This financial statement schedule is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We consent to incorporation by reference in the registration statements (No. 33-45795, 333-45791 and 333-45789) on Form S-8 of SCM Microsystems, Inc. of our report dated February 13, 1998, relating to the consolidated balance sheets of SCM Microsystems, Inc. and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997 and related schedule, which report appears in the December 31, 1997, Annual Report on Form 10-K of SCM Microsystems, Inc.

KPMG Peat Marwick LLP

Mountain View, California
March 9, 1998

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